                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              -------------------

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                              -------------------

                               W. R. GRACE & CO.
            (Exact name of registrant as specified in its charter)

             DELAWARE                                        65-0654331
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                      Identification No.)

                             ONE TOWN CENTER ROAD
                        BOCA RATON, FLORIDA 33486-1010
         (Address of principal executive offices, including zip code)

                              -------------------

                  W. R. GRACE & CO. 1989 STOCK INCENTIVE PLAN
                           (Full title of the Plan)

                              -------------------

                                ROBERT B. LAMM
                               W. R. GRACE & CO.
                             ONE TOWN CENTER ROAD
                        BOCA RATON, FLORIDA 33486-1010
                                 561/362-1645
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                              -------------------

                                          CALCULATION OF REGISTRATION FEE

                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE  AMOUNT TO        OFFERING PRICE      AGGREGATE            AMOUNT OF
        REGISTERED         BE REGISTERED    PER SHARE**         OFFERING PRICE**     REGISTRATION FEE
-------------------------  -------------    ----------------    ----------------     ----------------
Common Stock, par value
     $0.01 per share       1,034 Shares*      $54.5625          $56,418              $17.10

* Does not include 3,359,264 shares reserved for issuance under the Plan referred to above, which were covered by a Registration Statement on Form S-8 (Registration No. 333-13641) filed on October 7, 1996.

** Estimated for the sole purpose of computing the registration fee. Pursuant to Rule 457(c), the stated price represents the average of the high and low prices of the registrant's Common Stock in composite trading on November 15, 1996.

                  On October 7, 1996, the registrant filed a Registration Statement on Form S-8, Registration No. 333-13641 ("Old Registration Statement"), relating to the W. R. Grace & Co. 1989 Stock Incentive Plan ("Plan"). The Old Registration Statement is currently effective under the Securities Act of 1933, as amended. The purpose of this Registration Statement is to register additional securities under the Plan. In accordance with General Instruction E to Form S-8, the contents of the Old Registration Statement are incorporated herein by reference.


         ITEM 8.           EXHIBITS.

                  The following exhibits have been filed with this Registration Statement:

Exhibit No.                     Exhibit
-----------                     -------
   5                Opinion of Robert H. Beber, Esq.

   23.1             Consent of Price Waterhouse LLP

   23.2             Consent of Robert H. Beber, Esq.
                    (contained in Exhibit 5)

   24               Powers of Attorney (filed with the Old Registration
                    Statement)

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida.

                                                 W. R. GRACE & CO.

                                                 By   /s/L. Ellberger
                                                   ------------------------
Date:  November 19, 1996                           (Senior Vice President)

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 19, 1996.

                Signature                        Title
                ---------                        -----
              A. J. Costello*          Director; Chairman, President
                                          and Chief Executive Officer
                                         (Principal Executive Officer)

H. A. Eckmann*                              V. A. Kamsky*         }
M. A. Fox*                                  J. E. Phipps*         } Directors
J. W. Frick*                                T. A. Vanderslice*    }
T. A. Holmes*                                                     }

            /s/L. Ellberger                    Senior Vice President
          -------------------              (Principal Financial Officer)


            /s/K. A. Browne                Vice President and Controller
          -------------------             (Principal Accounting Officer)

---------
* By signing his name hereto, Robert B. Lamm is signing this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.


                                           By /s/ROBERT B. LAMM
                                              ------------------------
                                                 Robert B. Lamm
                                              (Attorney-in-Fact)

                                       3





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                                 EXHIBIT INDEX


Exhibit No.        Exhibit
-----------        -------
 5                 Opinion of Robert H. Beber, Esq.

 23.1              Consent of Price Waterhouse LLP

 23.2              Consent of Robert H. Beber, Esq.
                   (contained in Exhibit 5)

 24 Powers of Attorney (filed with the Registration Statement on Form S-8, Registration No. 333-13641)